EXHIBIT 3.1

FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov	Filed in the Office of Secretary of State State of Nevada	Business Number E0401732013-1
Filing Number 20233144120
Filed On 4/22/2023 11:37:05 AM
Number of Pages 3

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information	Name of entity as on file with the Nevada Secretary of State : KANGE CORP. Entity or Nevada Business Identification Number (NVID) : NV20131491423
2. Restated or Amended	☐	Certificate to Accompany Restated Articles or Amended and Restated Articles
and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)		☐

Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
		☐	Amended and Restated Articles
* Restated or Amended and Restated Articles must be included with this filing type.
3. Type of amendment	☐	Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)
filing being completed:		The undersigned declare that they constitute at least two-thirds of the following:
(Select only one box):			(Check only one box) ☐ Incorporators ☐ board of directors
(If amending, complete section 1,3,5 and 6.)			The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

	☑	Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

	☐	Officer’s Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:
Changes to takes the following effect:
			☐ The entity name has been amended.	☐ Dissolution
			☐ The purpose of the entity has been amended.	☐ Merger
			☐ The authorized shares have been amended.	☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.	page 1 of 2

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: 04/22/2023	Time:
(must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect:
☑	The entity name has been amended.
☐	The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
☐	The purpose of the entity has been amended.
☐	The authorized shares have been amended.
☐	The directors, managers or general partners have been amended.
☐	IRS tax language has been added.
☐	Articles have been added.
☐	Articles have been deleted
☐	Other.
The articles have been amended as follows: (provide article numbers, if available)

Entity Name: AMJ GLOBAL TECHNOLOGY

(attach additional page(s) if necessary)

6. Signature:	☒	Art Malone Jr.	Officer
(Required)	Signature of Officer, Incorporator or Authorized Signer	Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below: (attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.	page 2 of 2
must be accompanied by appropriate fees.